UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 20, 2026

REINSURANCE GROUP OF AMERICA, INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Missouri	1-11848	43-1627032
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16600 Swingley Ridge Road, Chesterfield, Missouri 63017

(Address of Principal Executive Offices, and Zip Code)

Registrant’s telephone number, including area code: (636) 736-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	RGA	New York Stock Exchange
5.75% Fixed-To-Floating Rate Subordinated Debentures due 2056	RZB	New York Stock Exchange
7.125% Fixed-Rate Reset Subordinated Debentures due 2052	RZC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter):

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2026, at the 2026 annual meeting of shareholders (the “Annual Meeting”), the shareholders of Reinsurance Group of America, Incorporated (the “Company”), upon recommendation of the Board of Directors, approved an amendment and restatement of the Company’s Employee Stock Purchase Plan (the “A&R ESPP”). Among other things, the amendment increases the number of shares authorized for issuance as follows:

Plan	Share increase	Total shares available
A&R ESPP	300,000	400,000

The A&R ESPP, as proposed to be amended and restated, is described in greater detail in proposal three in the Company’s Proxy Statement, dated April 9, 2026, for the Annual Meeting (“Proxy Statement”) filed with the Securities and Exchange Commission on that date. The descriptions of the A&R ESPP contained herein and in the Proxy Statement are qualified in their entirety by reference to the full text of the Amended and Restated Employee Stock Purchase Plan, a copy of which is filed as Exhibit 10.1 hereto.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held the Annual Meeting on May 20, 2026. The number of shares of common stock of the Company represented at the Annual Meeting, in person or by proxy, was 60,832,411 shares, or approximately 92% of the outstanding voting shares of the Company.

At the Annual Meeting, the Company’s shareholders were asked to vote on the election of eleven directors and the three other proposals described below, and the votes were cast as follows:

1. Election of the following directors for terms expiring in 2027 or until their respective successors are elected and qualified:

	For	Against	Abstain	Broker Non-Votes
Pina Albo	57,085,274	1,001,087	55,576	2,690,474
Peter Babej	58,072,791	12,838	56,308	2,690,474
Michele Bang	58,063,731	23,312	54,894	2,690,474
Tony Cheng	58,099,235	23,751	18,951	2,690,474
John J. Gauthier	57,805,013	281,775	55,149	2,690,474
Patricia L. Guinn	57,592,353	530,471	19,113	2,690,474
Hazel M. McNeilage	57,850,176	235,751	56,010	2,690,474
Stephen O’Hearn	58,000,593	85,205	56,139	2,690,474
Alison Rand	58,061,696	25,396	54,845	2,690,474
Shundrawn Thomas	56,029,149	2,056,991	55,797	2,690,474
Khanh T. Tran	58,107,844	14,418	19,675	2,690,474
Steven C. Van Wyk	57,574,673	511,921	55,343	2,690,474

2. Advisory vote to approve the compensation of the Company’s named executive officers:

For	Against	Withheld	Broker Non-Votes
57,446,754	623,075	72,108	2,690,474

3. To approve the Amended & Restated Employee Stock Purchase Plan:

For	Against	Withheld	Broker Non-Votes
58,059,710	33,921	48,306	2,690,474

4. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditor for the fiscal year ending December 31, 2026:

For	Against	Withheld	Broker Non-Votes
58,349,211	2,468,496	14,704	0

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits. The following documents are filed as exhibits to this report:

10.1	Amended and Restated Reinsurance Group of America, Incorporated Employee Stock Purchase Plan, effective May 20, 2026.

104	Cover Page Interactive Data File (formatted as Inline XBRL) to the exhibit index

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REINSURANCE GROUP OF AMERICA, INCORPORATED

Date: May 21, 2026	By:	/s/ Axel André
Axel André
Executive Vice President and Chief Financial Officer